Exhibit 99.1

BNC Bancorp Reports 18% Increase in First Quarter Earnings

          THOMASVILLE, N.C., April 27 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported record earnings for the three-months ended March 31, 2006.

          (Logo:  http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO)

          (Photo:  http://www.newscom.com/cgi-bin/prnh/20030917/BNC)

          For the three-month period ended March 31, 2006, the Company reported net income of $1.13 million, an increase of 18.0% when compared to the $958,000 reported for the first quarter in 2005. Diluted earnings per share increased to $0.24 for the first quarter, a 14.3% increase when compared to $0.21 reported for the same period in 2005.

          Total assets as of March 31, 2006 were $623.9 million, an increase of 18.1% compared to the $528.2 million as of March 31, 2005.  Total loans on March 31, 2006 were $522.1 million, an increase of 18.3% from the $441.5 million reported as of March 31, 2005.  Deposits increased 21.8% over the same one-year period.

          “I am once again pleased to report another strong quarter for BNC Bancorp,” said W. Swope Montgomery, Jr., President and CEO.  “Earnings increased by over 18%, despite a tremendous investment in people and new locations during the quarter.  We are now fully staffed at each of our new loan production offices in Harrisburg and Northern Davidson County, as well as our full-service office in Salisbury.  While this investment in quality bankers and locations contributed to non-interest expense increasing by 12.4% compared to our December 2005 quarter, future contributions of these offices should be an integral part in maintaining our momentum in both earnings and asset growth.”

          “Our banking fundamentals remained strong during the first quarter. Loans increased $22.9 million during the first quarter of 2006 to $522.1 million, an annualized growth rate of 18.5%.  Asset quality remained sound with the allowance for loan losses to nonperforming loans at 254%; nonperforming assets to total assets at the end of the quarter of 0.41%; and net charge-offs to average loans at an annualized level of 0.09%.  Net interest margin for the quarter was at 4.07% compared to 3.82% during the first quarter of 2005,” said Montgomery.

          Montgomery continued, “During the first quarter, we announced plans to acquire SterlingSouth Bank in Greensboro, North Carolina.  I am pleased to report that all integration planning, regulatory filings, and shareholder solicitations are on schedule.  As we become better acquainted with the Sterling employees and directors, it is even more obvious that combining the people, the cultures, and the commitment of these two organizations will create a banking institution that will be much greater than the sum of the parts.”

          BNC Bancorp is the parent company of Bank of North Carolina, a $624 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. In addition, the Bank operates commercial and mortgage loan production offices in Winston-Salem, Harrisburg, and northern Davidson County, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

          CAUTION REGARDING FORWARD-LOOKING STATEMENTS

          From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2006, and the medium and long term strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

          By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
			% Change
	March 31, 2006	March 31, 2005

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$10,268	$7,001	46.7%
Interest expense	4,875	2,765	76.3
Net interest income	5,393	4,236	27.3
Provision for loan losses	520	480	8.3
Net interest income after provision for loan losses	4,873	3,756	29.7
Noninterest income	796	617	29.0
Noninterest expense	4,071	3,040	33.9
Income before income tax expense	1,598	1,333	19.9
Provision for income taxes	468	375	24.8
Net income	1,130	958	18.0
PER SHARE DATA
Earnings per share, basic	$0.26	$0.22	18.2%
Earnings per share, diluted	0.24	0.21	14.3
Weighted average common shares outstanding:
Basic	4,374,255	4,359,340
Diluted	4,627,003	4,632,204
PERFORMANCE RATIOS
Return on average assets	0.76%	0.76%
Return on average equity	13.72%	13.18%
Return on average tangible equity	15.31%	14.97%
Net yield on earning assets (taxable equivalent)	4.07%	3.82%
Average equity to average assets	5.54%	5.76%
Allowance for loan losses as a % of total loans	1.25%	1.28%
Non-performing assets to total assets, end of period	0.41%	0.27%
Ratio of net charge-offs to average loans outstanding	0.02%	0.05%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31 2004

SUMMARY
STATEMENTS OF OPERATIONS
Interest income	$10,268	$9,652	$8,868	$7,854	$7,001	$6,677
Interest expense	4,875	4,343	4,033	3,452	2,765	2,428
Net interest income	5,393	5,308	4,834	4,402	4,236	4,249
Provision for loan losses	520	900	610	525	480	560
Net interest income after provision for loan losses	4,873	4,408	4,224	3,877	3,756	3,689
Noninterest income	796	904	759	702	617	876
Noninterest expense	4,071	3,622	3,300	3,061	3,040	3,087
Income before income tax expense	1,598	1,690	1,683	1,518	1,333	1,478
Provision for income taxes	468	470	463	411	375	386
Net income	1,130	1,220	1,220	1,107	958	1,092
PER SHARE DATA
Earnings per share, basic	$0.26	$0.28	$0.28	$0.25	$0.22	$0.25
Earnings per share, diluted	0.24	0.26	0.26	0.24	0.21	0.24
Weighted average common shares outstanding:
Basic	4,374,255	4,367,005	4,358,032	4,365,735	4,359,340	4,346,559
Diluted	4,627,003	4,640,609	4,619,200	4,627,045	4,632,204	4,615,051
PERFORMANCE RATIOS
Return on average assets	0.76%	0.83%	0.85%	0.82%	0.76%	0.88%
Return on average equity	13.72%	15.43%	15.27%	14.02%	13.18%	15.06%
Return on average tangible equity	15.31%	17.33%	17.14%	15.77%	14.97%	17.14%
Net yield on earning assets (taxable equivalent)	4.07%	4.17%	3.89%	3.82%	3.82%	3.81%
Average equity to average assets	5.54%	5.40%	5.60%	5.88%	5.76%	5.82%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of

	March 31, 2006	March 31 2005,	% Change

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$522,071	$441,495	18.3%
Allowance for loan losses	6,542	5,636	16.1
Loans, net of allowance for loan losses	515,529	435,859	18.3
Securities, available for sale	43,598	38,655	12.8
Total Assets	623,936	528,178	18.1
Deposits:
Noninterest-bearing deposits	48,190	40,954	17.7
Interest-bearing demand and savings	116,253	140,670	(17.4)
CD’s and other time deposits	357,549	246,801	44.9
Total deposits	521,992	428,425	21.8
Borrowed Funds	64,628	67,561	(4.3)
Total interest-bearing liabilities	538,430	455,032	18.3
Shareholders’ Equity	33,645	29,927	12.4

	As of

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$522,071	$499,247	$476,735	$461,808	$441,495	$420,838
Allowance for loan losses	6,542	6,140	6,130	5,948	5,636	5,361
Loans, net of allowance for loan losses	515,529	493,107	470,605	455,860	435,859	415,477
Securities, available for sale	43,598	42,489	41,560	41,618	38,655	35,428
Total Assets	623,936	594,550	578,755	563,299	528,178	497,549
Deposits:
Noninterest- bearing deposits	48,190	39,573	40,771	43,606	40,954	34,485
Interest- bearing demand and savings	116,253	128,303	123,412	132,823	140,670	151,272
CD’s and other time deposits	357,549	323,017	298,938	278,759	246,801	205,723
Total Deposits	521,992	490,893	463,121	455,188	428,425	391,480
Borrowed Funds	64,628	66,557	79,786	73,266	67,561	73,771
Total interest-bearing liabilities	538,430	517,877	502,136	484,848	455,032	430,766
Shareholders’ Equity	33,645	33,114	32,337	31,426	29,927	29,037

SOURCE  BNC Bancorp
          -0-                              04/27/2006
          /CONTACT:  W. Swope Montgomery, Jr., President and CEO of BNC Bancorp,
+1-336-476-9200/
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          /Web site:  http://www.bankofnc.com/
          (BNCN)